SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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Definitive Proxy Statement

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Soliciting Material Pursuant to §240.14a-11(c) or §240.14a-12

CAPITAL RESOURCE FUNDING, INC.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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CAPITAL RESOURCE FUNDING, INC.
1 Hutan Street, Zhongshan District
Dalian, People’s Republic of China

_________________

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON JULY __, 2007

_________________

To the Shareholders of
CAPITAL RESOURCE FUNDING, INC.:

        NOTICE IS HEREBY GIVEN that the 2007 Annual Meeting of Shareholders of CAPITAL RESOURCE FUNDING, INC., a North Carolina corporation (the “Company”), will be held on [weekday], July __, 2007, at __:00 A.M., local time, at our principal executive offices located at 1 Hutan Street, Zhongshan District, Dalian, People’s Republic of China, for the purpose of considering and acting upon the following matters:

        (1)        the election of seven (7) individuals to serve as our Board of Directors until the next Annual Meeting of Shareholders and until their successors be elected and qualified;

        (2)        the approval of a corporate name change from “Capital Resource Funding, Inc.” to “China Sun Group High-Tech Co.”;

        (3)        the approval of the reincorporation of the Company in the State of Delaware (the “Reincorporation”), which would be effected under an Agreement and Plan of Merger (the “Merger Agreement”) by and between the Company and China Sun Group High-Tech Co, a Delaware corporation and a wholly-owned subsidiary of the Company (“China Sun”), pursuant to which the Company will merge with and into China Sun (the “Merger”) and China Sun will survive the Merger;

        (4)        the ratification of the Board of Directors’ selection of Zhong Yi (Hong Kong) C.P.A. Company Ltd. to be the independent registered public accounting firm with respect to the audit of the Company’s financial statements for the fiscal year ending May 31, 2007; and

        (5)        the transaction of such other business as may properly be brought before the meeting or any adjournments or postponements thereof.

        Information regarding the matters to be acted upon at the Annual Meeting is contained in the accompanying Proxy Statement.

        Attached to this notice is a proxy statement relating to the proposals to be considered at the Annual Meeting. You must own shares of the Company’s common stock at the close of business on July __, 2007 to vote at the Annual Meeting. If you do not expect to be present, you are requested to fill in, date and sign the enclosed Proxy, which is solicited by our Board of Directors, and to mail it promptly in the enclosed envelope. In the event you decide to attend the Meeting in person, you may, if you desire, revoke your Proxy and vote your shares in person.

By Order of the Board of Directors,

Bin Wang President and Chief Executive Officer

Dalian, People’s Republic of China
July __, 2007

IMPORTANT
It is important that your shares be represented at the Annual Meeting. Each shareholder is urged to sign, date, and return the enclosed form of proxy which is being solicited on behalf of the Board of Directors. An envelope addressed to our transfer agent is enclosed for that purpose and needs no postage if mailed in the United States.

CAPITAL RESOURCE FUNDING, INC.
1 Hutan Street, Zhongshan District
Dalian, People’s Republic of China

_________________

PROXY STATEMENT
For Annual Meeting of Shareholders
To be Held on July __, 2007

_________________

INTRODUCTION

        This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Capital Resource Funding, Inc., a North Carolina corporation (the “Company, ““we,” “our,” “ours,” and “us”), to be voted at the Annual Meeting of Shareholders (the “Meeting”) which will be held at our principal executive offices located at 1 Hutan Street, Zhongshan District, Dalian, People’s Republic of China on [weekday], July __, 2007 at [time] [a/p.m.], local time, and any adjournment or adjournments thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders and in this Proxy Statement. The approximate date on which this Proxy Statement and accompanying Proxy will first be sent or given to shareholders is July __, 2007.

        A Proxy, in the accompanying form, which is properly executed, duly returned to us and not revoked will be voted in accordance with the instructions contained therein and, in the absence of specific instructions, will be voted in favor of the proposals and, for any other matter that may be brought before the Meeting, in accordance with the judgment of the person or persons voting the proxies. We are not aware of any matter to be presented at the Meeting other than those matters described herein. If, however, any other matters are properly brought before the Meeting for consideration, the persons appointed as proxies will have the discretion to vote or act thereon according to their best judgment, except as to any matter or matters upon which, prior to such revocation, a vote has been cast pursuant to the authority conferred by such Proxy.

INFORMATION CONCERNING PROXIES; REVOCATION OF PROXIES

        Sending in a signed proxy will not affect your right to attend the Meeting and vote in person since the proxy is revocable. All proxies which are properly completed, signed and returned to us prior to the Meeting, and which have not been revoked, unless otherwise directed by you, will be voted in accordance with the recommendations of the Board of Directors set forth in this Proxy Statement.

        You may revoke your proxy at any time before it is voted either by (i) filing with our Vice President, at our principal executive offices, 1 Hutan Street, Zhongshan District, Dalian, People’s Republic of China, a written notice of revocation or a duly executed proxy bearing a later date, or (ii) by attending Meeting, delivering written notice of revocation of your proxy and voting your shares in person.

SOLICITATION

        We will bear the entire cost of solicitation, including the preparation, assembly, printing and mailing of this Proxy Statement, the proxy and any additional solicitation materials furnished to our shareholders. Copies of the solicitation materials will be furnished to brokerage houses, fiduciaries and custodians holding shares in their names that are beneficially owned by others so that they may forward this solicitation material to those beneficial owners. In addition, we may reimburse such persons for their costs in forwarding the solicitation materials to beneficial owners. Following the mailing of the proxy materials, solicitation of proxies may be made by our officers and employees or anyone acting on their behalf by mail, telephone, facsimile, or personal interview. Upon request, we will pay the reasonable expenses incurred by record holders of its common stock who are brokers, dealers, banks or voting trustees, or their nominees, for sending proxy materials to the beneficial owners of the shares they hold of record.

VOTING SECURITIES

        Shareholders of record as of the close of business on July __, 2007 (the “Record Date”) will be entitled to notice of, and to vote at, the Meeting or any adjournments thereof. On the Record Date, there were outstanding _________ shares of common stock, par value $0.00000005 per share. Each holder of our common stock is entitled to one vote for each share of common stock held by such holder. The presence, in person or by proxy, of the holders of a majority of the outstanding shares of our common stock entitled to vote is necessary to constitute a quorum at the Meeting.

VOTING PROCEDURES

        Only shareholders of record at the close of business on the Record Date will be entitled to notice of, and to vote at, the Meeting or any adjournments or postponements of the Meeting. As of the Record Date, _________ shares of our common stock were issued and outstanding.

        The presence, in person or represented by proxy, of the holders of a majority of the issued and outstanding shares of the common stock will constitute a quorum for the transaction of business at the Meeting. Abstentions and broker non-votes (i.e., when a nominee holding shares of our common stock cannot vote on a particular proposal because the nominee does not have discretionary voting power with respect to that proposal and has not received voting instructions from the beneficial owner) will be included in the number of shares present at the Meeting only for the purpose of determining the presence of a quorum.

        Each share of our common stock outstanding on the Record Date entitles the recordholder thereof to cast one vote with respect to each matter to be voted upon. For Proposal 1, assuming the presence of a quorum, the seven (7) nominees receiving the highest number of affirmative votes cast by holders of shares of our common stock present in person or represented by proxy at the Meeting and entitled to vote at the Meeting will be elected as directors. In connection with the election of directors, votes may be cast in favor of or withheld from each nominee. Votes withheld from director nominees will be counted in determining whether a quorum has been reached. However, since directors are elected by the highest number of votes received, a vote against a director and votes withheld from a nominee or nominees will not affect the outcome of the election and will be excluded entirely from the vote.

        Under the North Carolina Corporation Code, in order to take action on a matter submitted to shareholders at a meeting where a quorum is present (other than the election of directors), the affirmative vote of a majority of the “Votes Cast” (as defined below) is required for approval, unless our Articles of Incorporation requires a greater number of votes. This applies to Proposals 2, 3, and 4. For purposes herein “Votes Cast” are the shares of our common stock represented and voting in person or by proxy at the Meeting, as determined for each proposal. In addition, the affirmative votes must constitute at least a majority of the Votes Cast for a proposal. Votes that are cast against a proposal will be counted for purposes of determining (i) the presence or absence of a quorum and (ii) the total number of Votes Cast with respect to the proposal. If you abstain with respect to any proposal coming before the Meeting your shares of common stock will be counted as present for purposes of determining the existence of a quorum and the abstention will have the same effect as a vote against the proposal. In the absence of controlling precedent to the contrary, we intend to treat abstentions in this manner.

        In the event of a broker non-vote with respect to any matter coming before the Meeting, the proxy will be counted as present for determining the presence of a quorum but will not be counted as a Vote Cast on any matter. A broker non-vote generally occurs when a broker who holds shares in street name for a customer does not have authority to vote on certain non-routine matters because its customer has not provided any voting instructions on the matter.

        The enclosed proxy will be voted in accordance with the instructions thereon. Unless otherwise stated, all shares represented by such proxy will be voted as instructed. Proxies may be revoked as noted above.

        Our Board of Directors has unanimously recommended a vote FOR each nominee named in Proposal 1, and FOR Proposal 2, Proposal 3, and Proposal 4.

        It is important that your shares are represented at the Meeting, and, therefore, all shareholders are cordially invited to attend the Meeting. However, whether or not you plan to attend the Meeting, you are urged to, as promptly as possible, mark, sign, date, and return the enclosed proxy card, which requires no postage if mailed in the United States, in the enclosed pre-paid envelope. If you hold shares directly in your name and attend the Meeting, you may vote your shares in person, even if you previously submitted a proxy card.

        Unless otherwise specified, all proxies received will be voted FOR the election of all nominees named herein to serve as directors, FOR the approval of a corporate name change to “China Sun Group High-Tech Co.,” FOR the approval of the Reincorporation to the State of Delaware, and FOR the ratification of Zhong Yi (Hong Kong) C.P.A. Company Ltd. as our independent registered public accounting firm, as each is set forth in the accompanying Notice of Meeting of Shareholders and described below. A proxy may be revoked at any time before its exercise by delivering written notice of revocation to our Vice President , by executing a proxy bearing a later date, or by attendance at the Meeting and electing to vote in person. Attendance at the Meeting without voting in person will not constitute revocation of a proxy.

        Our Annual Report for the fiscal year ending May 31, 2006 and 2005 (which is not part of the proxy soliciting material) contains financial data and other information about us and is enclosed herewith.

        Exhibits to the Form 10-KSB will be furnished without charge to any shareholder so requesting by writing to our Vice President, Mr. Yu-long Wang at 1 Hutan Street, Zhongshan District, Dalian, People’s Republic of China.

DESCRIPTION OF SHARE EXCHANGE

        On February 28, 2007 (the “Closing Date”), we completed a share exchange (the “Exchange”) pursuant to a Plan of Exchange, dated September 6, 2006 (the “Agreement”), by and among us, Da Lian Xin Yang High-Tech Development Co. Ltd., a corporation organized and existing under the laws of the Peoples’ Republic of China (“DLX”), the shareholders of DLX (the “DLX Shareholders”) and David Koran, our former controlling shareholder and our former Chief Executive Officer and Director (“Mr. Koran”). Under the Agreement, (1) Mr. Bin Wang received 9,500,000 shares of our common stock from Mr. Koran for $600,000 in cash, paid for by DLX, (2) the DLX Shareholders received 30,000,000 shares of our newly issued common stock in exchange for a 70% ownership interest in DLX. As a result, we underwent a change in control, whereby the DLX Shareholders own an aggregate of 39,500,000 shares, representing 93% of our common stock then issued and outstanding, and (3) the shareholders of the remaining 30% interest in DLX received a two year non-transferable option to purchase 10,000,000 shares of CRPU for an aggregate exercise price of RMB31,800,000.

        Mr. Koran continues to own 500,000 shares of our common stock, of which 250,000 shares are restricted and non-transferable pursuant to a lock-up agreement, for twelve months after the Closing Date. In addition, Laura Koran (our former Chief Financial Officer and a former director) and Richard Koran (a former director) have also agreed, pursuant to the respective lock-up agreements, that each of their 200,000 shares of our common stock will be restricted and non-transferable shares for a period of twelve months after the Closing Date.

        On September 29, 2006, Mr. Koran, who was our Chief Executive Officer and a Director prior to the Exchange, resigned from his positions and Laura Koran, who was our Chief Financial Officer and a Director, Richard Koran, who was a Director, and Steve Moore, who was our Vice President and a Director prior to the Exchange, also resigned from their respective positions. Following these resignations, our Board of Directors appointed Mr. Bin Wang as our President, Chief Executive Officer, and Chairman of the Board. The Board also appointed Ms. Feng Gui Mei as Vice President and a director (who was later replaced by Mr. Yu Long Wang on October 30, 2006), Ms. Liu Ming Fen as Chief Financial Officer, and Ms. Li Zhi and Ms. Wang Jiao as Directors. As a result, there was change in the composition of a majority of our Board.

        Prior to the Closing Date, we were a shell company, other than a business combination related shell company, as that term is defined in Rule 12b-2 under the Exchange Act. Upon completion of the Exchange with the DLX Shareholders, we ceased to be a shell company. As of the Closing Date, the business of DLX, our new operating subsidiary, constitutes our only ongoing operations.

DESCRIPTION OF SECURITIES

        The following description is a summary and is qualified in its entirety by the provisions of our Articles of Incorporation and Bylaws.

Common Stock

        We are authorized to issue 100,000,000 shares of common stock, par value $0.00000005 per share. As of July __, 2007, there were ________ shares of common stock issued and outstanding. All shares of our common stock outstanding are validly issued, fully paid and non-assessable.

        Subject to the provisions of our Bylaws, each outstanding share entitled to vote at any meeting shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders.

        Shares of our common stock owned by us, directly or indirectly, through a subsidiary corporation or otherwise, shall not be counted in determining the total number of shares entitled to vote at any meeting, except that shares held in a fiduciary capacity may be voted and shall be counted to the extent provided by law.

        Shares of our common stock are not subject to preemptive rights. The holders of shares of our common stock shall have no preemptive right to purchase or have offered to them for purchase any of such authorized but unissued shares, or any shares of preferred stock, common stock or other equity securities issued or to be issued by us.

        Subject to the preferential and other dividend rights applicable to preferred stock, the holders of shares of our common stock shall be entitled to receive such dividends (payable in cash, stock or otherwise) as may be declared on our common stock by our Board of Directors at any time or from time to time out of any funds legally available therefor.

Convertible Preferred Stock

        We are authorized to issue 10,000,000 shares of convertible preferred stock, par value $0.00000005 per share. The preferred stock is convertible to our common stock at a ratio of ten shares of common stock for each share of preferred stock.

        All shares of preferred stock shall be of equal rank and shall be identical, except in respect of the matters that may be fixed and determined by our Board of Directors and each share of each series shall be identical with all other shares of such series, except as to the date from which dividends are cumulative. The preferred stock shall have voting rights over the voting rights of our common stock as established by the Board of Directors.

        As of July __, 2007, there were no convertible preferred shares issued and outstanding. If issued, our preferred shares may include certain shareholder privileges to be determined by our board of directors such as cumulative dividend payments and conversion features.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

        The following table sets forth as of July __, 2007, certain information regarding the ownership of our voting securities by (i) each shareholder known to management to be the beneficial owner of more than 5% of our outstanding our common stock, (ii) the directors as of the date of mailing and nominees for director, and (iii) all executive officers and directors as a group.

Name and Address of Beneficial Owner (1)	Amount and Nature of Beneficial Ownership (2)		Percentage of Class (3)
Directors and Executive Officers:
Bin Wang	25,500,000	(4)	58.7	%(4)
Yu Long Wang	260,000		*
Ming Fen Liu	10,000		*
Zhi Li	25,500,000	(4)	58.7	%(4)
Jiao Wang	25,500,000	(4)	58.7	%(4)
Officers and directors as a group (5 persons)	25,770,000		59.3%

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*	Represents less than 1%

(1)	The address of each person listed is c/o Capital Resource Funding, Inc., 1 Hutan Street, Zhongshan District, Dalian, P.R. China.

(2)	As used herein, a person is deemed to be the “beneficial owner” of a security if he or she has voting or investment power with respect to such security or has the right to acquire such ownership within sixty (60) days. As used herein, “voting power” includes the power to vote or to direct the voting of shares, and “investment power” includes the power to dispose or to direct the disposition of shares, irrespective of any economic interest therein.

(3)	Percentage ownership for a given individual or group is calculated on the basis of (i) the amount of outstanding shares owned as of July __, 2007 plus, (ii) the number of shares that such individual or group has the right to acquire within sixty (60) days pursuant to options, warrants, conversion privileges or other rights, if applicable.

(4)	This includes 9,500,000 shares owned by Mr. Bin Wang, our President and Chief Executive Officer, 8,000,000 shares owned by Ms. Zhi Li, Mr. Bin Wang’s spouse, and 8,000,000 shares owned by Ms. Jiao Wang, Mr. Wang’s daughter.

Proposal 1

ELECTION OF DIRECTORS

        At the Meeting, seven (7) directors are to be elected to serve until the next Meeting of Shareholders and until their successors shall be duly elected and qualified. The number of nominees was determined by the Board of Directors pursuant to our bylaws. Unless otherwise specified, all proxies will be voted in favor of the seven (7) nominees listed below as our directors.

        The terms of all of the nominees who are currently directors will expire at the Meeting.

        The Board of Directors has no reason to expect that any of the nominees will be unable to stand for election at the date of the Meeting. In the event that a vacancy among the original nominees occurs prior to the Meeting, the proxies will be voted for a substitute nominee or nominees named by the current Board of Directors.

Required Vote

        In the election of directors, assuming a quorum is present, the seven (7) nominees receiving the highest number of votes cast at the Meeting will be elected as directors.

        Unless the authority to vote for directors has been withheld in the proxy, the persons named in the enclosed proxy intend to vote at the Meeting FOR the election of the nominees presented below.

Recommendation of the Board

        The Board of Directors recommends that shareholders vote FOR the nominees set forth below.

Information about the Nominees

        Our director nominees and executive officers are as set forth in the table below:

Name	Age	Position	Date of Incumbency

Mr. Wang, Bin	42	President, Chief Executive Officer, and Chairman of the Board	September 30, 2006
Mr. Wang, Yu Long	43	Vice President	October 30, 2006
Ms. Liu, Ming Fen	55	Chief Financial Officer	September 30, 2006
Ms. Li, Zhi	36	Director	September 30, 2006
Ms. Wang, Jiao	23	Director	September 30, 2006
Mr Sui, Fudong	52	Director Nominee	N/A
Mr. Li, Gang	28	Director Nominee	N/A
Ms. Liu, Yefei	30	Director Nominee	N/A
Mr. Ren, Fuqiu	42	Director Nominee	N/A

        Mr. Bin Wang serves as our President, Chief Executive Officer, and the Chairman of the Board. Since 2000, Mr. Wang has served as the President of DLX. He received his Bachelor degree from Harbin University of Science and Technology with a major in Business Management. Mr. Wang is an economist with a strong background in business management. He is the founder of Da Lian Xin Yang High-Tech Development Co., Ltd., our majority owned subsidiary, which is dedicated to industrial investment, high technology, utilities, real estate, and education.

        Mr. Yu-long Wang serves as our Vice President. Since 1999, Mr. Wang has served in various capacities at DLX. In 2002, Mr. Wang began has serving as the Vice President where he was in charge of production, Research and Development, and sales management. From 2000 to 2002, he acted as the assistant to the Chairman and from 1999 to 2000, he was the director of marketing. He obtained his bachelors degree in Business Administration from Heilongjiang University.

        Ms. Ming Fen Liu serves as our Chief Financial Officer. Since 2004, Ms. Liu has been the Chief Financial Officer of DLX. Prior to that, in 2003, Ms Liu was the financial manager of Sun Group Investment Company. From 2001 and 2002, Ms. Liu served as the financial supervisor for the Dalian Chemical Industry Group, a chemical fertilizer plant. She is a Certified Public Accountant in China and earned her bachelors degree in finance from Dongbei Finance & Economics University. Ms. Liu has experience in financial regulations, company management, and raising capital.

        Ms. Zhi Li serves as a Director of our Board. Since 2000, Ms. Li has also been a Director of DLX. Prior to that, she worked in the accounting department of a state-owned company. She is a Certified Public Accountant in China and graduated from the Heilongjiang Commerce College, where she majored in Accounting.

        Ms. Li is married to Mr. Wang, our President, Chief Executive Officer, and Chairman of the Board.

        Ms. Jiao Wang serves as a Director of our Board. Since 2003, Ms. Wang has also been a Director of DLX. Ms. Wang graduated from Dongbei Finance & Economics University, where she majored in Administrative Management. Ms. Wang has a background in marketing strategy and management.

        Ms. Wang is the daughter of Mr. Wang Bin and Ms Li Zhi.

        Mr. Fudong Sui has served as a Vice President at Dalian Household Things Co., Ltd. which since February 2006 produces consumer products such as detergent and air fresheners. From October 1998 to December 2005, he was the Administrative President at Liaoning North Group, which participates in the chemical industry. Mr. Wang has received undergraduate and graduate degrees in Management Administration from the Heilongjiang University.

        Mr. Gang Li has served as an Investment Analyst at Heilongjiang Chenneng Investment Management Co., Ltd., specializing in the energy industry since August 2005. Mr. Li received a master degree in finance from Liaoning University and attached Shanxi Finance and Economy College for his undergraduate education.

        Ms. Yefei Liu has served as an Accounting Supervisor in the Dalian Branch of the Liaoning Decoration Engineering Corporation since September 2006 and as a staff accountant from January 2004 to September 2006. From August 2001 to November 2003 Ms. Liu served as a treasurer at the Dalian Keyang Shoe Co., Ltd. Ms. Liu received Bachelor of Accounting from the Shenyang Agricultural University. She is also a public accountant certified in the People’s Republic of China.

        Mr. Ren Fuqiu has served as a Manager in the Overseas Investment Section of Shanghai Anhemeina Investment Co., Ltd. since September 2005, as a Manager in the Financial Department of the company from April 1996 to June 2002, and as a Director in the Financial Department of the company from August 1990 to March 1996. Mr. Ren received Bachelor in Finance from Dongbei University of Finance and Economics, and Master in International Finance from Dongbei University of Finance and Economics.

Certain Information About the Board of Directors and Committees of the Board

        The Board of Directors is responsible for the management of our business. The Board has not established an audit committee, a compensation committee, or a nominating committee of the Board of Directors, because we do not have any independent directors at this time. Upon the election of at least three (3) independent directors as defined under the NASDAQ rules, we plan on establishing an audit committee, a compensation committee and a nominating committee, of the Board of Directors. Since we do not have an audit committee, we do not have an audit committee financial expert or an audit committee charter.

        Our Board held six (6) meetings during the fiscal year ended May 31, 2006.

        We do not have a formal policy with regard to our Board members’ attendance at annual meetings of shareholders.

Director Nominations

        We do not have a standing nominating committee or a committee performing similar functions. The Board of Directors as a whole participates in the consideration of director nominees. The Board believed in the past that a nominating committee separate from the whole board was not necessary, given the size of our business and the size of the Board, to ensure that candidates are appropriately evaluated and selected, nor would such a committee significantly add to the effectiveness of the evaluation and nomination process. For these reasons, the Board believed that it was not appropriate to have a nominating committee. Based on our recent share exchange with DLX, which resulted in a change in our business, we plan to establish a nominating committee upon the election of at least (three (3) independent directors, as defined under the NASDAQ rules. The Board of Directors does not have a charter relating to the nominating functions performed by its members.

        The Board of Directors does not specify formal minimum qualifications that must be met by a nominee for director. In deciding whether to include a candidate in the Board’s slate of recommended director nominees, the Board will look at criteria including the candidate’s integrity, business acumen, knowledge of our business and industry, experience, independence, and the ability to act in the interests of all shareholders. The Board does not assign specific weight to any particular criteria and no particular criterion is a prerequisite for each prospective nominee. We believe that the backgrounds and qualifications of its directors, considered as a group, should provide a composite mix of experience, knowledge, and abilities that will allow the Board to fulfill its responsibilities.

        The Board of Directors does not have a formalized process for identifying and evaluating nominees for director. Members of the Board of Directors will generally stand for re-election on an annual basis. From time to time, one or more directors may identify an individual known to such director or directors who possesses some or all of the above-referenced qualifications. Any director seeking to nominate such individual for appointment or election to the Board of Directors would then describe the background and qualifications of such individual to the Board of Directors at a duly convened meeting thereof. The Board of Directors would then vote either to appoint or not appoint such person to the Board of Directors or would nominate such individual for election as a director by the shareholders.

Shareholders may also directly nominate director candidates. At this time, we do not have a formal policy with regard to the consideration of any director candidates recommended by our shareholders. However, the Board believes its process for evaluation of nominees proposed by shareholders would be no different from the process of evaluating any other candidate. Shareholders may recommend individuals to the Board for consideration as director candidates by submitting their names to the Board, c/o Company’s Vice President, Yu-long Wang, at our principal executive offices, 1 Hutan Street, Zhongshan District, Dalian, People’s Republic of China, together with appropriate biographical information and background materials and a statement as to whether the shareholder or group of shareholders making the recommendation has beneficially owned more than 5% of our common stock for at least a year as of the date such recommendation is made. Upon receipt of appropriate biographical and background material, the Board will evaluate shareholder-recommended candidates by following substantially the same process, and applying substantially the same criteria, as it follows for candidates submitted by others. The Board of Directors will consider director candidates properly submitted by shareholders in accordance with the procedures set forth in Rule 14a-8, Shareholder Proposals, under the Exchange Act (without giving effect to our ability to exclude director nominee proposals, as is otherwise provided by Rule 14a-8(i)(8)).

        We have not paid any fees to any third party to identify or evaluate or assist us in identifying or evaluating potential nominees for director.

Executive Compensation

        We do not have a standing compensation committee or a committee performing similar functions. The Board of Directors as a whole participates in decisions affecting the compensation of our directors and executive officers. The Board believed in the past that a compensation committee separate from the whole Board was not necessary, given the size of our business and the size of the Board, to ensure that compensation are appropriately evaluated and selected, nor would such a committee significantly add to the effectiveness of the evaluation of the compensation. In addition, based on our lock of profitability since inception, we have not paid any compensation to the directors or executive officers since inception. For these reasons, the Board believed that it was not appropriate to have a compensation committee. Based on our recent increase in profitability and the Exchange, which resulted in a change in our business, we plan to establish a compensation committee upon the election of at least three (3) independent directors, as defined under the NASDAQ rules. The Board of Directors does not have a charter relating to the compensation evaluation functions performed by its members.

Director Independence

        Since we are not listed on any national securities exchange, the rules of the Securities and Exchange Commission (the “SEC”) require us to, must choose a definition of director “independence” for purposes of determining which directors are independent. We have chosen to follow the definition of independence as determined by The Nasdaq Stock Market (“NASDAQ”). Pursuant to NASDAQ’s definition, Fudong Sui, Gang Li, and Yefei Liu, who are director nominees, are considered independent.

        The members of the current incumbent Board are not independent under the NASDAQ rules. In addition, the members of the Board during the fiscal year ended May 31, 2006, were not independent under NASDAQ.

Board of Directors Report on Financial Statements

        Our Board of Directors has reviewed and discussed with our management and Traci J. Andersen, CPA, our independent registered public accounting firm, our audited financial statements for the year ended of May 31, 2006 (the “Audited Financial Statements”).

        The Board of Directors has discussed with the Traci J. Andersen matters required to be discussed under Statement on Auditing Standards No. 61, has received and reviewed the written disclosures and the letters from Traci J. Andersen required by Independence Standards Board Standard No. 1, and we have discussed with such firm its independence from us. The Board also discussed with management and Traci J. Andersen such other matters and received such assurances from them as we deemed appropriate.

        Management is responsible for our internal controls and the financial reporting process. Traci J. Andersen was responsible for performing an independent audit of our financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) and issuing a report thereon. The Board’s responsibility is to monitor and oversee these processes.

        Based on the foregoing review and discussions and a review of the reports of Traci J. Andersen, CPA, with respect to the Audited Financial Statements, and relying thereon, the Board of Directors has approved of the inclusion of the Audited Financial Statements in our Annual Report on Form 10-KSB for the fiscal year ended May 31, 2006.

Board of Directors(1)

David Koran(1)(2) Linda Koran(1)(2) Richard Koran(1)(2) Steve Moore(1)(2)

(1)	As of July 28, 2006, the date of the Report of the Independent Registered Public Accounting Firm for the financial statements ending May 31, 2006.

(2)	Resigned from our Board of Directors on September 29, 2006.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors and executive officers, and persons who own more than 10% of our common stock, to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock and our other equity securities. Officers, directors and greater than 10% shareholders are required by SEC regulation to furnish us with copies of all Section 16(a) reports they file. To our knowledge, based solely on review of the copies of such reports furnished to us during the one-year period ended May 31, 2006, all Section 16(a) filing requirements applicable to its officers, directors and greater than 10% beneficial owners were complied with except Mr. Wang failed to timely file one Form 3 and one Form 4 reporting one transaction, both of which were filed in June 2007, Ms. Wang failed to timely file one Form 3, which was filed in June 2007, and Ms. Li failed to timely file one Form 3, which was filed in June 2007.

EXECUTIVE COMPENSATION

    Mr.        David Koran acted as our Chief Executive Officer from February 2004 through September 29, 2006 and Mr. Wang Bin from September 30, 2006 to the current date. Therefore, for purposes of this disclosure, Mr. Koran was our only “named executive officer” in fiscal 2006 and 2005.

        We were not a reporting company pursuant to section 13(a) or 15(d) of the Exchange at any time during the fiscal year ended May 31, 2006, nor were we required to provide any executive compensation information in response to a Commission filing requirement for the fiscal years ended May 31, 2006 and 2005.

        Mr. Koran did not receive any compensation during the fiscal years ended May 31, 2006 and 2005.

        From February 2004, inception, through May 31, 2006, we have not issued any stock options.

Compensation of Directors

        No standard arrangement regarding compensation of the directors has been adopted by the Board. We have not paid any compensation to any director during the past two years.

RELATED PARTY TRANSACTIONS

Related Party Transactions

        On February 28, 2007, we completed the Exchange pursuant to the Agreement. Under the Agreement, our shareholders, who now own an aggregate of approximately 93% of our common stock issued and outstanding, received (1) 9,500,000 shares of our common stock from Mr. Koran, our former President and Chief Executive Officer and a Director at the time we entered into the Agreement, for $600,000, and (2) an additional 30,000,000 shares of our newly issued common stock in exchange for a 70% interest in us, now our subsidiary.

        On July 18, 2006, we purchased $258,784 in raw materials from the Sun Group High Technology Development Co., Ltd, the former parent company to DLX.

        From 2004 through 2006, we loaned the Sun Group High Technology Development Co., Ltd, its former parent company to us, $683,587 in the form of an unsecured, non-interest bearing loan, repayable within 12 months.

Transactions with Promoters

Capital Resource Funding, Inc.

        On or about June 23, 2004, we increased our authorized shares of common of stock to 100,000,000, kept the par value at $0.00000005 per share at the time and effectuated a 20,000 to 1 forward split our common stock. As a result, Mr. Koran’s 500 shares were exchanged for 10,000,000 Shares of our common stock. In addition, we authorized 10,000,000 shares of convertible preferred stock, par value $0.00000005 par share, to be issued. Each share of preferred stock is convertible into ten shares of our common stock. On March 14, 2005, we amended our articles of incorporation to change the par value per share of our common stock and convertible preferred stock to $0.00000005.

        On June 23, 2004, we entered into a Financial Advisory Services Agreement with Greentree Financial Group, Inc. In exchange for the following services, we paid Greentree Financial Group, 490,000 shares of our common stock and $10,000 cash: assistance with the preparation of our Form SB-2 registration statement, state Blue-Sky compliance, selection of an independent stock transfer agent, and Edgar services.

        The 490,000 shares of our common stock issued to Greentree Financial Group were valued at the estimated value for the services received which was $122,500, or $0.25 per share.

        The shares issued to Greentree Financial Group, Inc. were issued in reliance upon an exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended, inasmuch as Greentree Financial Group is a sophisticated investor which is able to bear the financial risk of its investment, it was provided with access to information about us and there was no general solicitation or advertising in connection with the offering. In addition, Greentree Financial Group is an “accredited investor” within the meaning of the Securities Act of 1933, as amended and the rules promulgated thereunder.

        On June 24, 2004, we issued a promissory note in the amount of $40,000 to Greentree Financial Group, representing a principal amount of $38,835 and interest of $1,165. Interest on the promissory note accrues at a rate of $6% per annum. All outstanding principal and accrued and unpaid interest on the promissory note was due on December 24, 2004. The 6-month, nonassumable promissory note with Greentree Financial Group, Inc. was signed on June 24, 2004. As of the Record Date, the loan has been repaid in full.

        On or about February 2, 2004, we sold 500 pre-split shares (10,000,000 post-split) of stock to our former President, David Koran for $100 pursuant to an offering that was exempt under Section 4(2) of the Securities Act.

        On or about December 22, 2004, we issued the following shares of our common stock to three of our former officers, as compensation for services rendered: Laura Koran, Chief Financial Officer, 150,000 shares; Steven Moore, Chief Operating Officer, 75,000 shares; and Richard Koran, Vice President, 75,000 shares. All three issuances were exempt from the registration requirements of the Securities Act pursuant to Section 4(2) thereof.

        In January 2007, we issued 1,000,000 shares of our common stock to Greentree Financial Group, as compensation for services rendered which were valued at $300,000. This issuance was exempt from the registration requirements of the Securities Act pursuant to Section 4(2) thereof.

Da Lian Xin Yang High-Tech Development Co. Ltd.

        On June 6, 2005, we issued 94.8% of the ownership interests in our company in exchange for $13,126,609 cash, paid by the Sun Group High Technology Development Co., Ltd., Da Lian Xin Yang High-Tech Development Co. Ltd.‘s former parent, and Mr. Li Zhi, and Ms. Wang Jiao, currently Directors on our Board.

PROPOSAL 2
APPROVAL OF PROPOSED CORPORATE NAME CHANGE TO
CHINA SUN GROUP HIGH-TECH CO.

        It is proposed that our name be changed from “Capital Resource Funding, Inc.” to “China Sun Group High-Tech Co.”

        The Board believes that changing our corporate name will enhance our business and prospects as the name “Capital Resource Funding, Inc.” has been associated with our predecessor’s operations. In February 2007, we consummated a reverse acquisition with Da Lian Xin Yang High-Tech Development Co., Ltd. (“DLX”). DLX is presently our primary operating entity. DLX’s business involves the production of cobaltosic oxide and lithium cobalt oxide, both anode materials for lithium ion batteries for sale primarily in the People’s Republic of China. Therefore, the Board believes that changing our corporate name from Capital Resource Funding, Inc. to China Sun Group High-Tech Co. will more accurately reflect our current operations and our business strategy.

        The name change is anticipated to be effected in connection with our reincorporation, if Proposal 3 is approved and transacted. In the event that Proposal 3 is not approved or is abandoned, the name change is anticipated to be effected by filing an amendment to our Articles of Incorporation under the laws of the State of North Carolina, amending Article First of the Articles of Incorporation to set forth the following:

    “1.        The name of the corporation is China Sun Group High-Tech Co.”

        The name change will not change our capital structure and will not in any way affect the validity or transferability of stock certificates currently outstanding. We are not requiring, nor requesting, that shareholders with certificated shares obtain new stock certificates bearing the new corporate name. Shareholders with certificated shares may continue to hold their existing certificates or receive new certificates reflecting the name change upon tendering of old certificates to our transfer agent.

Required Vote

        The affirmative vote of a majority of the shares entitled to vote on the proposal is required to approve the proposed corporate name change.

        Unless the authority to vote for the name change has been withheld in the proxy, the persons named in the enclosed proxy intend to vote at the Meeting FOR the corporate name change.

Recommendation of the Board

        The Board of Directors recommends a vote FOR the corporate name change.

PROPOSAL 3
APPROVAL OF REINCORPORATION IN DELAWARE

General

        We formed China Sun for the purpose of effecting a change in our state of incorporation from the State of North Carolina to the State of Delaware (the “Reincorporation”). The Reincorporation will be effected under an Agreement and Plan of Merger (the “Merger Agreement”) by and between us and China Sun Group High-Tech Co, a Delaware corporation and our wholly-owned subsidiary (“China Sun”), pursuant to which we will merge with and into China Sun (the “Merger”) and China Sun will survive the Merger . Upon consummation of the Merger, we will be merged with and into China Sun and China Sun will survive the Merger. Pursuant to the Merger Agreement, a copy of which is attached to this Proxy Statement as Exhibit A, each outstanding share of our common stock, par value $0.00000005 per share (the “North Carolina Common Stock”), will automatically be converted into a share of common stock, par value $0.001 per share (the “Delaware Common Stock”), of China Sun and each holder of North Carolina Common Stock will be deemed to hold a number of shares of Delaware Common Stock equal to the number of shares of North Carolina Common Stock held by such holder immediately prior to the Reincorporation. It will not be necessary for our shareholders to exchange their existing share certificates following the Reincorporation.

        Upon the Reincorporation, our business, assets and liabilities will become those of China Sun (but without any other change), our corporate headquarters will become the corporate headquarters of China Sun and our management and employees will become the management and employees of China Sun. Our directors and officers immediately prior to Reincorporation will serve as the directors and officers of China Sun following the Reincorporation. Thus, China Sun will succeed to all of the business and operations, own all of the assets and other properties, and assume and become responsible for all of the liabilities and obligations of Capital Resource. The Reincorporation, therefore, will not involve any change in our business, properties or management. The persons serving as our officers and directors will serve as the officers and directors of China Sun after the Reincorporation.

        The Reincorporation will not affect our eligibility for quotation on the OTC Bulletin Board. The OTC Bulletin Board may issue a new trading symbol in connection with our name change, and a new CUSIP number for our common stock may be necessary. We will continue to file with the SEC and provide to our shareholders the same types of information that we have previously filed and provided.

        In addition, as soon as the Reincorporation becomes effective, each outstanding option, right or warrant to acquire shares of North Carolina Common Stock will be converted into an option, right or warrant to acquire an equal number of shares of Delaware Common Stock, under the same terms and conditions as the original options, rights or warrants.

        No shares of any capital stock will be issued by China Sun in connection with the Reincorporation, other than the shares of China Sun Common Stock to be issued for North Carolina Common Stock. The relative rights and limitations of the common stock will remain unchanged after the Reincorporation, except for changes due to the differences between the corporations laws of the State of North Carolina and the State of Delaware.

        The discussion above regarding the Reincorporation is qualified by reference to the complete Agreement and Plan of Merger, attached hereto as Exhibit A.

Purpose of the Reincorporation

        The Board of Directors has approved the Reincorporation.

        The purpose of the Reincorporation is to change our state of incorporation and legal domicile of from the State of North Carolina to the State of Delaware.

        The Board of Directors believes that this change in domicile would be in our best interests and the best interests of our shareholders. Delaware has historically been a leading state in adopting, construing and implementing comprehensive, modern and flexible corporate laws which are periodically updated and revised to meet changing business needs. As a result, the Delaware General Corporation Law (the “DGCL”) is widely regarded to be one of the best-defined bodies of corporate law in the United States, and many major corporations have initially chosen Delaware for their domicile or have subsequently reincorporated in Delaware in a manner similar to that proposed by us. The Delaware legislature is particularly sensitive to corporate law issues, and Delaware courts have developed considerable expertise in dealing with corporate issues and a substantial body of case law has developed construing Delaware law and establishing public policies with respect to Delaware corporations. The business corporation laws of Delaware should benefit us by allowing us to conduct our affairs in a more flexible and efficient manner. Accordingly, the Board of Directors believes that the DGCL would provide greater predictability in our legal affairs than is currently available under the North Carolina Business Corporation Act (the “NCBCA”). Notwithstanding the belief of the Board of Directors as to the potential benefits to shareholders of the Reincorporation, shareholders should realize that there may be negative consequences of the Reincorporation. A negative consequence may be differences in the corporation laws of the state of Delaware and North Carolina, and payment of higher franchise taxes charged by Delaware. Our Delaware franchise tax is anticipated to increase as our assets grow. Shareholders may be entitled to statutory appraisal rights on the Reincorporation.

        We have caused the formation of China Sun Group High-Tech Co., a Delaware corporation (“China Sun”), to effect the Reincorporation. A copy of the form of the Agreement and Plan of Merger is attached as Exhibit A. The Certificate of Incorporation and the Bylaws of China Sun will be furnished to any shareholder upon written request to our Vice President, Mr. Yu-long Wang at 1 Hutan Street, Zhongshan District, People’s Republic of China.

Required Vote

        The affirmative vote of a majority of the shares entitled to vote on the proposal is required to approve the Reincorporation. Abstentions will be counted as votes cast with respect to this matter but broker non-votes will not be counted as votes cast with respect to this matter. If approved by the shareholders, it is anticipated that the Reincorporation would be completed as soon as practicable thereafter. The Reincorporation may be abandoned or the Agreement and Plan of Merger may be amended (with certain exceptions), either before or after shareholder approval has been obtained, if, in the opinion of the board of directors, circumstances arise that make such action desirable.

        Unless the authority to vote for this proposal has been withheld in the proxy, the persons named in the enclosed proxy intend to vote at the Meeting FOR the proposal to reincorporate in Delaware.

Recommendation of the Board

        The Board of Directors recommends a vote FOR the proposal to reincorporate in Delaware.

Authorized Shares of Stock

        Our authorized capital will remain the same as a consequence of the Reincorporation, if approved.

        Our North Carolina Articles of Incorporation, as amended, presently authorizes 100,000,000 shares of common stock, par value $0.00000005 per share, and 10,000,000 shares of convertible preferred stock, par value $0.00000005 per share. Similarly, China Sun’s Delaware Certificate of Incorporation presently authorizes 100,000,000 shares of common stock, par value $0.001 per share and 10,000,000 shares of convertible preferred stock, par value $0.001 per share.

Transferability of Shares

        Shareholders whose shares of North Carolina Common Stock are freely tradable before the Reincorporation will own shares that are freely tradable following the Reincorporation. Similarly, shareholders whose shares of North Carolina Common Stock are subject to transfer restrictions before the Reincorporation will own shares that have the same transfer restrictions after the Reincorporation. For purposes of computing the holding period under Rule 144 of the Securities Act, shareholders will be deemed to have acquired their shares on the date they originally acquired our common stock.

Certain Federal Income Tax Consequences of the Reincorporation

        The discussion of U.S. federal income tax consequences set forth below is for general information only and does not purport to be a complete discussion or analysis of all potential tax consequences that may apply to a shareholder. Shareholders are urged to consult their tax advisors to determine the particular tax consequences of the Reincorporation, including the applicability and effect of federal, state, local, foreign and other tax laws, and of changes inapplicable to tax laws.

CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES

General

        The following is a general discussion of certain U.S. federal income tax consequences of the Reincorporation to U.S. holders (as defined below) of the common stock. We base this summary on the provisions of the Internal Revenue Code of 1986, as amended (the “Code”), applicable current and proposed United States Treasury Regulations, judicial authority, and administrative rulings and practice, all of which are subject to change, possibly on a retroactive basis. For purposes of this discussion, we use the term “U.S. holder” to mean:

•	a citizen or resident of the United States;

•	a corporation, or other entity taxable as a corporation for federal income tax purposes, created or organized under the laws of the United States, any state or the District of Columbia;

•	a trust if it (1) is subject to the primary supervision of a court within the United States and one or more United States persons have the authority to control all substantial decisions of the trust or (2) has a valid election in effect under applicable United States Treasury Regulations to be treated as a United States person; or

•	an estate the income of which is subject to U.S. federal income tax regardless of its source.

        This discussion assumes that you hold your shares of common stock as a capital asset within the meaning of Section 1221 of the Code. This discussion does not address all aspects of U.S. federal income taxation that may be relevant to you in light of your particular circumstances, or that may apply to you if you are subject to special treatment under the U.S. federal income tax laws (including, for example, insurance companies, dealers in securities or foreign currencies, tax-exempt organizations, financial institutions, mutual funds, United States expatriates, stockholders who hold shares of common stock as part of a hedge, straddle, constructive sale or conversion transaction, or stockholders who acquired their shares of common stock through the exercise of employee options or other compensation arrangements). In addition, the discussion does not address any tax considerations under state, local or foreign laws or U.S. federal laws other than those pertaining to the U.S. federal income tax that may apply to you, and no assurance can be given that the Internal Revenue Service would not assert, or that a court would not sustain, a position contrary to any of the tax consequences set forth below.

        The Reincorporation provided for in the Agreement and Plan of Merger is intended to be treated as a “tax-free” reorganization as described in Section 368(a)(1)(A) of the Code. Assuming the Reincorporation qualifies as a “tax-free” reorganization: no gain or loss will be recognized to the holders of our capital stock as a result of consummation of the Reincorporation, and no gain or loss will be recognized by us or China Sun; the basis of the acquired assets in the hands of China Sun will be the same as our basis in such assets; each former holder of our common stock will have the same basis in the capital stock of China Sun received by that holder pursuant to the Reincorporation as that holder has in our common stock held by that holder at the time the Reincorporation is consummated; and each shareholder’s holding period with respect to Delaware Common Stock will include the period during which that shareholder held the corresponding Capital Resource common stock, provided the latter was held by such holder as a capital asset at the time the Reincorporation was consummated.

Dissenting Stockholders

        Although there is no authority directly on point, an unequivocal opinion with respect to the U.S. federal income tax consequence to a U.S. holder who perfects such holder’s appraisal rights cannot be given. It is possible that such holder will recognize capital gain or loss at the effective time of the Reincorporation (even though the appraised fair value of common stock will not yet have been judicially determined) in an amount equal to the difference between the “amount realized” and the adjusted tax basis of such U.S. holder’s common stock. For this purpose, the amount realized generally should equal the trading price of common stock at the effective time of the Reincorporation; the U.S. holder’s basis in its appraisal rights also will equal this amount. In addition, it is possible that (1) a portion of any amount ultimately received by a U.S. holder likely will be characterized as imputed interest that is includible in income in accordance with the U.S. holder’s method of accounting and (2) a U.S. holder also likely will recognize capital gain or loss in an amount equal to the difference between (A) such U.S. holder’s basis in its appraisal rights and (B) the amount received reduced by any amount characterized as interest income. Notwithstanding the foregoing, it is possible that U.S. holders will be subject to taxation under different rules than those described above, including rules that may require the recognition of gain or loss at the time of actual payment for such share or the inclusion of interest in income currently even though such interest has not yet been paid and/or the characterization of gain or loss on ultimate payment as ordinary interest income or in part or in whole as ordinary loss. Any U.S. holder who is considering exercising dissenters’ appraisal rights should consult with his or her tax advisor for a full understanding of the tax consequences of the exercise of such rights pursuant to the Reincorporation.

Information Reporting and Backup Withholding

        Under the Code, U.S. holders of common stock who exercise such holder’s appraisal rights as described elsewhere in this Proxy Statement may be subject to information reporting on any cash received as a result, unless the holder is a corporation or other exempt recipient. Backup withholding also will apply (currently at a rate of 28%) with respect to the amount of cash received, unless the holder provides proof of an applicable exemption or a correct taxpayer identification number, and otherwise comply with the applicable requirements of the backup withholding rules. Backup withholding is not an additional tax, and any amounts withheld under the backup withholding rules may be refunded or credited against the dissenting holder’s U.S. federal income tax liability, if any, provided that the holder furnishes the required information to the Internal Revenue Service in a timely manner.

        THE FOREGOING IS ONLY A SUMMARY OF THE FEDERAL INCOME TAX CONSEQUENCES AND IS NOT TAX ADVICE. NO RULING FROM THE INTERNAL REVENUE SERVICE AND NO OPINION OF COUNSEL WITH RESPECT TO THE TAX CONSEQUENCES OF THE REINCORPORATION HAVE BEEN OR WILL BE OBTAINED BY U.S. SHAREHOLDERS SHOULD CONSULT THEIR OWN TAX ADVISERS REGARDING THE TAX CONSEQUENCES OF THE REINCORPORATION.

Accounting Treatment

        In accordance with accounting principles generally accepted in the United States, we expect that the Reincorporation will be accounted for as a reorganization of entities under common control and recorded at historical cost.

Regulatory Approvals

        The Reincorporation will not be consummated until after shareholder approval is obtained. We will obtain all required consents of governmental authorities, including the filing of an Articles of Merger with the Secretary of State of North Carolina and the filing of a Certificate of Ownership and Merger with the Secretary of State of Delaware, or such other instruments as the respective jurisdictions may require.

Certain Differences in Governing Statute, Charter and Bylaws Caused by the Reincorporation

        In general, our corporate affairs are governed at present by the North Carolina Business Corporation Act (the “NCBCA”), by its Articles of Incorporation filed in North Carolina (the “North Carolina Certificate”) and by the Bylaws adopted pursuant to NCBCA (the “North Carolina Bylaws”). Following the Reincorporation, our corporate affairs will be governed by the Delaware General Corporation Law (“DGCL”), by the Certificate of Incorporation of China Sun (the “Delaware Certificate”) and by the Bylaws of China Sun (the “Delaware Bylaws”).

        The general corporation law of the State of Delaware differs in certain respects from those of North Carolina. Although it is not practical to compare all the differences between the laws of governing corporations in North Carolina and Delaware, the following discussion provides a summary of certain material differences which may affect the rights of shareholders. The summary is not intended to be complete and reference should be made to the DGCL and the NCBCA. There may be changes in either or both the NCBCA or the DGCL that could affect the summary below.

        AMENDMENT OF ARTICLES/CERTIFICATE OF INCORPORATION. Generally, the NCBCA, except for certain ministerial changes to the Articles of Incorporation, allows a Board of Directors to recommend that shareholders amend the Certificate of Incorporation, and approval of a majority of the shares entitled to vote at a shareholders’ meeting are sufficient to approve that amendment, unless the NCBCA, Articles of Incorporation or the Bylaws require a greater vote. Similarly, the DGCL allows a Board of Directors to recommend an amendment to the Certificate of Incorporation for approval by shareholders and approval of a majority of the shares entitled to vote is sufficient to approve that amendment.

        AMENDMENT TO BYLAWS. The North Carolina Bylaws provides that the bylaws may be amended by the affirmative vote of a majority of the directors. The NCBCA provides that a corporation’s shareholders may amend or repeal the corporation’s bylaws even though the bylaws may also be amended or repealed by its board of directors. Conversely, the Delaware Bylaws provides that the power to amend, alter, or repeal these Bylaws and to adopt new Bylaws may be exercised by the Board of Directors or by the shareholders.

        SPECIAL MEETING OF SHAREHOLDERS. Under the NCBCA, the Board of Directors, anyone authorized in the Articles of Incorporation or Bylaws, or, in the case of a non-public corporation, a shareholder pursuant to the written request of holders of 10% of all shares entitled to vote, may call a special meeting of shareholders. The North Carolina Bylaws provide that a special meeting may be called by the President, Secretary or the Board of Directors, or, in a shareholder pursuant to the written request of holders of 10% of all shares entitled to vote. Under the DGCL, the Board of Directors or anyone authorized in the Certificate of Incorporation or Bylaws may call a special meeting of shareholders. The Delaware Bylaws provide that a special meeting may be called by either the Chairman of the Board, if any, or the Chief Executive Officer or the Board of Directors at any time, and shall be called by the Chairman of the Board, the Chief Executive Officer or the Secretary at the request in writing of stockholders owning a majority of the issued and outstanding capital stock of the Corporation then entitled to vote thereat.

        ACTION BY WRITTEN CONSENT OF SHAREHOLDERS IN LIEU OF A SHAREHOLDER VOTE. Generally, except in certain circumstances, the NCBCA allows shareholders to act by written consent in lieu of a meeting if the action is taken by all the shareholders entitled to vote on the action or, if so provided in the articles of incorporation of a corporation that is not a public corporation. The North Carolina Bylaws contains a provision that shareholders may act by written consent only if it is signed all of the persons who would be entitled to vote. Conversely, the DGCL provides that action may be taken by written consent signed by the holders of outstanding stock having not less than the minimum number of votes, with prompt notice of the taking of the corporate action given to those shareholders who have not consented and who would have been entitled to notice of the meeting. The Delaware Bylaws expressly permits any action by shareholders to be taken by written consent.

        PROXIES. Under NCBCA, a proxy cannot be voted or acted upon after 11 months from its date unless the proxy provides for a longer period. Under the DGCL and the Delaware Bylaws a proxy cannot be voted or acted upon after three years from its date unless the proxy provides for a longer period.

        CUMULATIVE VOTING. The NCBCA provides that shareholders do not have a right to cumulate their votes for directors unless the articles of incorporation so provide. The North Carolina Certificate does not confer such a right. The North Carolina Bylaws contains a provision providing for cumulative voting, although it may not be valid, as our Articles of Incorporation do not contain a provision for cumulative voting. The Delaware Certificate and the Delaware Bylaws do not contain a provision for cumulative voting.

        LIMITATIONS OF DIRECTORS’ LIABILITY. Both NCBCA and the DGCL permit a corporation to limit a director’s personal liability for actions taken in that director’s official capacity. Under the NCBCA, a corporation’s articles of incorporation may set forth a provision that limits the personal liability of any director for monetary damages for breach of any duty as a director. The NCBCA provides that no such provision shall be effective with respect to (i) acts or omissions that the director at the time of such breach knew or believed were clearly in conflict with the best interests of the corporation,

(ii) any liability for unlawful distributions; (iii) any transaction from which the director derived an improper personal benefit, or (iv) acts or omissions occurring prior to the date the provisions became effective. Under the DGCL, limits on a director’s liability must be addressed in the Certificate of Incorporation. The Delaware Certificate limits a director’s personal liability for monetary damages for breach of fiduciary duty with certain exceptions. The DGCL forbids any limitation of liability: (i) for any breach of the director’s duty of loyalty to the corporation or its shareholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) for a willful or negligent violation of statutory provisions governing dividends or stock repurchases or redemptions; or (iv) for any transaction from which the director derived an improper personal benefit.

        INDEMNIFICATION OF DIRECTORS AND OFFICERS. With some variations, both NCBCA and the DGCL allow a corporation to “indemnify,” that is, to make whole, any person who is or was a director or officer of the corporation if that person is held liable or incurs costs for something that the person did or failed to do in an official capacity in good faith in what was reasonably believed to be in our best interests and lawful.

        DIVIDENDS. North Carolina law prohibits a corporation from making a distribution (e.g., dividends) if the corporation would not be able to pay its debts as they become due in the usual course of business, or if the corporation’s total assets would be less than the sum of its total liabilities plus the amount that would be needed, if the corporation were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of shareholders whose preferential rights are superior to those receiving the distribution. Like North Carolina, Delaware law prohibits the distribution of dividends if the capital of the corporation shall have been diminished by depreciation in the value of its property, or by losses or otherwise, to an amount less than the aggregate amount of capital represented by the issued and outstanding stock of all classes having a preference upon the distribution of assets. The directors of any corporation engaged in the exploitation of wasting assets (including but not limited to a corporation engaged in the exploitation of natural resources or other wasting assets, including patents, or engaged primarily in the liquidation of specific assets) may determine the net profits derived from the exploitation of such wasting assets or the net proceeds derived from such liquidation without taking into consideration the depletion of such assets resulting from lapse of time, consumption, liquidation or exploitation of such assets.

        APPRAISAL/DISSENTER RIGHTS. Generally, the NCBCA provides for dissenter rights, entitling dissenting shareholders to receive the fair value of their shares, in the event of a merger, share exchange, conversion, consolidation of a corporation or in a sale of all or substantially all of a corporation’s assets, or an amendment of the articles of incorporation that materially and adversely affects certain shareholders’ rights. NCBCA provides that dissenting shareholders have no dissenter rights if their shares were listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc., or held by at least 2,000 record shareholders. When dissenter rights are available, the shareholder may have to request the appraisal and follow other required procedures.

        Similarly, under the DGCL, appraisal rights are not available to a shareholder if, among other things, the corporation’s shares are listed on a national securities exchange, or held by more than 2,000 shareholders of record, or if the corporation will be the surviving corporation in a merger that does not require the approval of the surviving corporation’s shareholders. Under the DGCL, regardless of the foregoing, a dissenting shareholder in a merger or consolidation has appraisal rights unless the transaction requires the exchange of shares for something other than one or more of the following: (1) shares of stock of the surviving corporation or of a new corporation that results from the merger or consolidation; (2) shares of another corporation that will be listed on a national securities exchange, designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc., or held by more than 2,000 shareholders of record after the merger or consolidation occurs; or (3) cash instead of fractional shares of the surviving corporation or another corporation.

Anti-Takeover Provisions

        NC SHAREHOLDER PROTECTION ACT. The NCBCA includes provisions that may have the effect of delaying, deterring or preventing a change in control of us. Article 9 of the NCBCA sets forth the North Carolina Shareholder Protection Act. The Shareholder Protection Act requires the affirmative vote of the holders of 95% of the voting shares of a corporation, voting as one class, for the adoption or authorization of a business combination (i) with any other entity if, as of the record date for the determination of shareholders entitled to vote on such business combination, the other entity is the beneficial owner, directly or indirectly, of more than 20% of the voting shares of the corporation and (ii) with any affiliate of the corporation which at any time has been a 20% holder of such voting shares. A “business combination” is defined to include any merger, consolidation or conversion of a corporation with or into any other corporation or any unincorporated entity, or the sale or lease of all or any substantial part of the corporation’s assets to, or any payment, sale or lease to the corporation or any subsidiary thereof, in exchange for securities of the corporation of any assets (except assets having an aggregate fair market value of less than $5,000,000) of any other entity. The 95% voting requirement is not applicable if certain fair price and procedural requirements are satisfied.

        NC CONTROL SHARE ACQUISITIONS ACT. Article 9A of the NCBCA Act sets forth the North Carolina Control Share Acquisitions Act (the “Control Share Acquisitions Act”). The Control Share Acquisitions Act generally provides that any person who acquires beneficial ownership of the shares of a corporation which, when added to all other shares of the corporation beneficially owned by the person, would increase that person’s voting power in the election of directors to an amount equal to or greater than one-fifth, one-third or a majority of all voting power, is not entitled to vote the shares acquired unless the right to vote such shares is approved by a majority of all the outstanding shares of the corporation entitled to vote for the election of directors, excluding interested shares. Interested shares include any shares owned by any person who has acquired or proposes to acquire a controlling interest, any officer of the corporation and any employee of the corporation who is also a director. The decision to grant voting rights to the control shareholder must be voted upon at the next special or annual shareholders meeting. Unless otherwise provided in the corporation’s articles of incorporation or bylaws, if voting rights are granted to the control shares and the holders of the control shares have a majority of voting power for the election of directors, other shareholders may have their shares redeemed by the corporation at their fair value calculated as of the day prior to the date the vote was taken to accord the control shares such voting rights, as long as certain procedural requirements are satisfied. The Control Share Acquisitions Act does not apply to acquisitions of stock pursuant to a merger or share exchange if effected pursuant to a written agreement to which the corporation is a party. The Control Share Acquisitions Act applies only to certain covered corporations that are public corporations incorporated in and with substantial ties to the State of North Carolina and that have not opted out of the provisions of the Control Share Acquisitions Act.

        DELWARE. Section 203 of the DGCL prevents a “business combination” between an “interested shareholder” and a Delaware corporation for a period of three years after such shareholder became an interested shareholder, unless certain conditions are met. The Delaware statute generally defines a business combination as any merger or consolidation, any sale, lease, exchange or other disposition of 10% or more of a corporation’s assets, or any transaction (subject to certain exceptions) which results in the transfer of stock of a corporation to the interested shareholder, increases his proportionate ownership of a corporation’s stock or results in such interested shareholder receiving the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation. The Delaware statute generally defines an interested shareholder as (subject to certain exceptions) any person who is the owner of 15% or more of the outstanding voting stock of the corporation or a person who is an affiliate or associate of the corporation who and was the owner of 15% or more of the outstanding voting stock of the corporation within the three-year period prior to the date on which it is sought to determine whether such shareholder is interested. A business combination is exempt from the effect of the statute if, among other things, either (i) prior to the date the shareholder became interested, the board of directors approved either the business combination or the transaction that resulted in the shareholder becoming interested, (ii) upon consummation of the transaction that resulted in the shareholder becoming interested, such shareholder owned at least 85% of the corporation’s voting stock at the time the transaction consummated, or (iii) on or after the date the shareholder becomes interested, the business combination is approved by the board of directors and authorized at an annual or special meeting of shareholders by the affirmative vote of at least two-thirds of the outstanding voting stock not owned by the interested shareholder. These restrictions do not apply under certain circumstances if the corporation’s certificate of incorporation or bylaws contain a provision expressly electing not to be governed by Section 203.

Rights of Shareholders to Dissent

        A shareholder has the right under NCBCA to dissent from the Reincorporation and receive the fair market value of its shares. The following is a brief summary of the procedures set forth in Article 13 of the NCBCA which are required to be followed by a shareholder who wishes to dissent from the Reincorporation. This summary is qualified in its entirety by reference to Article 13, attached hereto as Exhibit B. A shareholder who desire to exercise its appraisal rights must satisfy all of the conditions of Article 13. Failure to follow procedure will result in the forfeiture of a shareholder’s dissenters’ rights. Shareholders who desire to exercise appraisal rights are advised to seek independent counsel.

        A shareholder entitled to dissent and obtain payment for his shares under Article 13 may not challenge the corporate action. A record shareholder may assert dissenters’ rights as to fewer than all the shares registered in his name only if he dissents with respect to all shares beneficially owned by any one person and notifies us in writing of the name and address of each person on whose behalf he asserts dissenters’ rights. The rights of a partial dissenter are determined as if the shares as to which he dissents and his other shares were registered in the names of different shareholders. A beneficial shareholder may assert dissenters’ rights as to shares held on his behalf only if he submits to us the record shareholder’s written consent to the dissent not later than the time the beneficial shareholder asserts dissenters’ rights, and he does so with respect to all shares of which he is the beneficial shareholder.

        A shareholder who wishes to assert dissenters’ rights must give to us, and we must actually receive, before the vote is taken, written notice of his intent to demand payment for his shares if the proposed action is effectuated; and must not vote his shares in favor of the proposed action. A shareholder’s vote against, or failure to vote against, the proposed action, without giving notice to us of intent to demand payment, will constitute a waiver of the shareholder’s dissenters’ rights.

        If the Reincorporation is approved, within ten days, we will mail a written dissenters’ notice to all shareholders who properly asserted its dissenter rights, which will include information such as where the payment demand must be sent and where and when certificates must be deposited, and the date by which we must receive the payment demand. A shareholder sent a dissenters’ notice must demand payment and deposit his share certificates in accordance with the terms of the notice. As soon as the proposed corporate action is taken, or within 30 days after receipt of a payment demand, we will pay each dissenter the amount we estimate to be the fair value of his shares, plus interest accrued to the date of payment.

Abandonment or Amendment

        The proposed Reincorporation may be abandoned, or the Agreement and Plan of Merger may be amended, either before or after shareholder approval has been obtained, if, in the opinion of the Board of Directors, circumstances arise that make such action advisable.

Proposal 4

RATIFICATION OF SELECTION OF ZHONG YI (HONG KONG) C.P.A. COMPANY LTD.
AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        The Board of Directors has selected Zhong Yi (Hong Kong) C.P.A. Company Ltd. as our independent registered public accounting firm for the year ending May 31, 2007, subject to ratification by our shareholders at the Meeting. Zhong Yi (Hong Kong) C.P.A. Company Ltd. has acted for us in such capacity since January 2007. A resolution for such ratification will be submitted for consideration.

        Zhong Yi (Hong Kong) C.P.A. Company Ltd. has indicated to us that it intends to have a representative present at the Meeting who will be available to respond to appropriate questions. Such representative will have the opportunity to make a statement if he or she so desires. If the resolution selecting Zhong Yi (Hong Kong) C.P.A. Company Ltd. as independent registered public accountants is adopted by the shareholders, the Board of Directors nevertheless retains the discretion to select different auditors should it then deem it in our best interests. Any such future selection need not be submitted to a vote of shareholders.

Previous Independent Registered Public Accounting Firm

        On January 11, 2007, we dismissed Traci J. Anderson, CPA as our independent public registered accounting firm, effective as of January 2007 and engaged Zhong Yi (Hong Kong) C.P.A. Company Ltd. as our new independent registered public accounting firm to perform procedures related to our financial statements for the fiscal year ending May 31, 2007, to be included on our Form 10-KSB under Section 13(a) or 15(d) under the Exchange Act of 1934, as amended, and for the fiscal quarterly reports, beginning with the quarter ending February 28, 2007. As described below, the change in our principal independent accountants was not the result of any disagreement with Traci J. Anderson, CPA. In January 2007, pursuant to approval by management and the Board of Directors, we dismissed Traci J. Anderson, CPA as our independent registered public accounting firm. Management and the Board of Directors at that time participated in and approved the decision to change independent registered public accounting firm. Our financial statements for the period beginning February 2, 2004, our date of inception, through May 31, 2006 were prepared by Traci J. Anderson, CPA.

        Traci J. Anderson, CPA’s reports on the financial statements for the period from February 2, 2004 through May 31, 2006, did not contain an adverse opinion or disclaimer of opinion and was not modified as to uncertainty, audit scope, or accounting principles, except that the reports contained an explanatory paragraph indicating that substantial doubt exists about our ability to continue as a going concern.

        During the periods beginning February 2, 2004 through May 31, 2006, we have had no disagreements with Traci J. Anderson, CPA on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of Traci J. Anderson, CPA would have caused it to make reference to the subject matter of any such disagreements in their reports on the financial statement for the periods ended May 31, 2005 and 2006.

        We requested that Traci J. Anderson, CPA furnish a letter addressed to the SEC stating that it is not in a position to agree or disagree with the above statements. A copy of the letter, dated January 12, 2007, was filed as Exhibit 16 to our Current Report on Form 8-K filed with the SEC on January 24, 2007.

New Independent Registered Pubic Accounting Firm

        Effective January 12, 2007, our Board of Directors engaged Zhong Yi (Hong Kong) C.P.A. Company Ltd. as our new independent registered public accounting firm. During the period from February 2, 2004, the date of inception, through January 11, 2007, we did not consult with Zhong Yi (Hong Kong) C.P.A. Company Ltd. regarding (i) the application of accounting principles to a specific completed or contemplated transaction, the type of audit opinion that might be rendered on our financial statements, or any written or oral advice that was an important factor considered by us in reaching a decision as to an accounting, auditing or financial reporting issue; or (ii) any matter that was the subject of a disagreement.

Required Vote

        The affirmative vote of a majority of the shares of our common stock present, in person or by proxy, at the Meeting and entitled to vote on this proposal will be required to adopt this proposal. Abstentions will be counted as votes cast with respect to this matter but broker non-votes will not be counted as votes cast with respect to this matter.

        Unless the authority to vote for this proposal has been withheld in the proxy, the persons named in the enclosed proxy intend to vote at the Meeting FOR the ratification of Zhong Yi (Hong Kong) C.P.A. Company Ltd. as our independent registered public accountant.

Recommendation of the Board

        The Board of Directors recommends that shareholders vote FOR this proposal.

Audit Fees

        For the fiscal years ended May 31, 2006 and May 31, 2005, Traci J. Anderson, CPA billed us $2,500 and $2,500, respectively, for services rendered for the audit of our annual financial statements in its report on Form 10-KSB and the reviews of the financial statements included in its reports on Form 10-QSB filed with the SEC.

Audit Related Fees, Tax Fees, and All Other Fees

        For the fiscal years ended May 31, 2006 and May 31, 2005, Traci J. Anderson, CPA did not bill us for (1) audit related services rendered that are not included under ‘Audit Fees’ above, (2) services in connection with the preparation of tax returns and the provision of tax advice, or (3) for any other services that do not fall within any of the aforementioned categories.

        All of the audit fees described above were approved by the Board of Directors.

        The Board does not currently have any pre-approval policies.

        The Board of Directors believes that the provision of any non-audit services by Zhong Yi (Hong Kong) C.P.A. Company Ltd., our current auditor, does not impair the independence of the auditor.

SHAREHOLDER PROPOSALS

        Any shareholder proposal intended to be presented at the 2008 Annual Meeting of Shareholders must be received by us not later than ______, 2008 for inclusion in our Proxy Statement and form of proxy card for that meeting. Notices of shareholder proposals relating to proposals to be presented at the Meeting but not included in our Proxy Statement and form of proxy, will be considered untimely, and thus our proxy may confer discretionary authority on the persons named in the proxy with regard to such proposals, if received after ______, 2008.

COMMUNICATIONS WITH THE BOARD OF DIRECTORS

        Our annual meeting of shareholders provides an opportunity for shareholders to ask questions of, or otherwise communicate directly with, members of the Board of Directors on appropriate matters. In addition, a shareholder wishing to communication with any of our directors regarding Capital Resource Funding, Inc. may write to the director or directors at: Attn.: Vice President, c/o Capital Resource Funding, Inc., 1 Hutan Street, Zhongshan District, Dalian People’s Republic of China. Copies of written communications received at such address will be provided to the Board or the relevant director unless such communications are considered, in the reasonable judgment of the Vice President, to be inappropriate for submission to the intended recipient(s). Examples of Shareholder communications that would be considered inappropriate for submission to the Board include, without limitation, customer complaints, solicitations, communications that do not relate directly or indirectly to our business or communications that relate to improper or irrelevant topics. The Board of Directors will review and approve the Shareholder’s communication process periodically to ensure effective communication with Shareholders.

HOUSEHOLDING OF PROXY MATERIALS

        The SEC has adopted rules that permit companies and intermediaries (such as banks and brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more shareholders sharing the same address by delivering a single proxy statement addressed to those shareholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for shareholders and cost savings for companies.

        A number of banks and brokers with account holders who are shareholders of our company household our proxy materials. A single proxy statement will be delivered to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once you have received notice from your bank or broker that it will be householding communications to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement and annual report, please notify your bank or broker, direct your written request to Vice President, c/o Capital Resource Funding, Inc., 1 Hutan Street, Zhongshan District, Dalian People’s Republic of China. Shareholders who currently receive multiple copies of the proxy statement at their address and would like to request householding of their communications should contact their bank or broker.

FINANCIAL STATEMENTS

        Our financial statements have been included in the Annual Report that we enclosed with this Proxy Statement.

OTHER MATTERS

        Management does not intend to bring before the Meeting any matters other than those specifically described above and is not aware of any other matters which are proposed to be presented at the meeting. If any other matters or motions properly come before the Meeting, it is the intention of the persons named in the accompanying Proxy to vote such Proxy in accordance with their discretion on such matters or motions, including any matters dealing with the conduct of the Meeting.

By Order of the Board of Directors Bin Wang President and Chief Executive Officer

July __, 2007

EXHIBIT A

THE PLAN OF MERGER

A-1

EXHIBIT B

NORTH CAPITAL BUSINESS CORPORATION ACT
ARTICLE 13
DISSENTERS’ RIGHTS

Part 1.  Right to Dissent and Obtain Payment for Shares.

§ 55-13-01.  Definitions.

In this Article:

(1)       “Corporation” means the issuer of the shares held by a dissenter before the corporate action, or the surviving or acquiring corporation by merger or share exchange of that issuer.

(2)       “Dissenter” means a shareholder who is entitled to dissent from corporate action under G.S. 55-13-02 and who exercises that right when and in the manner required by G.S. 55-13-20 through 55-13-28.

(3)       “Fair value”, with respect to a dissenter’s shares, means the value of the shares immediately before the effectuation of the corporate action to which the dissenter objects, excluding any appreciation or depreciation in anticipation of the corporate action unless exclusion would be inequitable.

(4)       “Interest” means interest from the effective date of the corporate action until the date of payment, at a rate that is fair and equitable under all the circumstances, giving due consideration to the rate currently paid by the corporation on its principal bank loans, if any, but not less than the rate provided in G.S. 24-1.

(5)       “Record shareholder” means the person in whose name shares are registered in the records of a corporation or the beneficial owner of shares to the extent of the rights granted by a nominee certificate on file with a corporation.

(6)       “Beneficial shareholder” means the person who is a beneficial owner of shares held in a voting trust or by a nominee as the record shareholder.

(7)       “Shareholder” means the record shareholder or the beneficial shareholder. (1925, c. 77, s. 1; 1943, c. 270; G.S., s. 55-167; 1955, c. 1371, s. 1; 1969, c. 751, s. 39; 1973, c. 469, § 36, 37; 1989, c. 265, s. 1.)

§ 55-13-02.  Right to dissent.

(a)       In addition to any rights granted under Article 9, a shareholder is entitled to dissent from, and obtain payment of the fair value of his shares in the event of, any of the following corporate actions:

(1)       Consummation of a plan of merger to which the corporation (other than a parent corporation in a merger whose shares are not affected under G.S. 55-11-04) is a party unless (i) approval by the shareholders of that corporation is not required under G.S. 55-11-03(g) or (ii) such shares are then redeemable by the corporation at a price not greater than the cash to be received in exchange for such shares;

(2)       Consummation of a plan of share exchange to which the corporation is a party as the corporation whose shares will be acquired, unless such shares are then redeemable by the corporation at a price not greater than the cash to be received in exchange for such shares;

(2a)      Consummation of a plan of conversion pursuant to Part 2 of Article 11A of this Chapter;

(3)       Consummation of a sale or exchange of all, or substantially all, of the property of the corporation other than as permitted by G.S. 55-12-01, including a sale in dissolution, but not including a sale pursuant to court order or a sale pursuant to a plan by which all or substantially all of the net proceeds of the sale will be distributed in cash to the shareholders within one year after the date of sale;

(4)       An amendment of the articles of incorporation that materially and adversely affects rights in respect of a dissenter’s shares because it (i) alters or abolishes a preferential right of the shares; (ii) creates, alters, or abolishes a right in respect of redemption, including a provision respecting a sinking fund for the redemption or repurchase, of the shares; (iii) alters or abolishes a preemptive right of the holder of the shares to acquire shares or other securities; (iv) excludes or limits the right of the shares to vote on any matter, or to cumulate votes, other than an amendment of the articles of incorporation permitting action without meeting to be taken by less than all shareholders entitled to vote, without advance notice, or both, as provided in G.S. 55-7-04; (v) reduces the number of shares owned by the shareholder to a fraction of a share if the fractional share so created is to be acquired for cash under G.S. 55-6-04; or (vi) changes the corporation into a nonprofit corporation or cooperative organization; or

(5)       Any corporate action taken pursuant to a shareholder vote to the extent the articles of incorporation, bylaws, or a resolution of the board of directors provides that voting or nonvoting shareholders are entitled to dissent and obtain payment for their shares.

(b)       A shareholder entitled to dissent and obtain payment for his shares under this Article may not challenge the corporate action creating his entitlement, including without limitation a merger solely or partly in exchange for cash or other property, unless the action is unlawful or fraudulent with respect to the shareholder or the corporation.

(c)       Notwithstanding any other provision of this Article, there shall be no right of shareholders to dissent from, or obtain payment of the fair value of the shares in the event of, the corporate actions set forth in subdivisions (1), (2), or (3) of subsection (a) of this section if the affected shares are any class or series which, at the record date fixed to determine the shareholders entitled to receive notice of and to vote at the meeting at which the plan of merger or share exchange or the sale or exchange of property is to be acted on, were (i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc., or (ii) held by at least 2,000 record shareholders. This subsection does not apply in cases in which either:

(1)       The articles of incorporation, bylaws, or a resolution of the board of directors of the corporation issuing the shares provide otherwise; or

(2)       In the case of a plan of merger or share exchange, the holders of the class or series are required under the plan of merger or share exchange to accept for the shares anything except:

a.      Cash;

b.         Shares, or shares and cash in lieu of fractional shares of the surviving or acquiring corporation, or of any other corporation which, at the record date fixed to determine the shareholders entitled to receive notice of and vote at the meeting at which the plan of merger or share exchange is to be acted on, were either listed subject to notice of issuance on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc., or held by at least 2,000 record shareholders; or

c.         A combination of cash and shares as set forth in sub-subdivisions a. and b. of this subdivision. (1925, c. 77, s. 1; c. 235; 1929, c. 269; 1939, c. 279; 1943, c. 270; G.S., § 55-26, 55-167; 1955, c. 1371, s. 1; 1959, c. 1316, § 30, 31; 1969, c. 751, § 36, 39; 1973, c. 469, § 36, 37; c. 476, s. 193; 1989, c. 265, s. 1; 1989 (Reg. Se §, 1990), c. 1024, s. 12.18; 1991, c. 645, s. 12; 1997-202, s. 1; 1999-141, s. 1; 2001-387, s. 26; 2003-157, s. 1.)

§55-13-03. Dissent by nominees and beneficial owners.

(a)       A record shareholder may assert dissenters’ rights as to fewer than all the shares registered in his name only if he dissents with respect to all shares beneficially owned by any one person and notifies the corporation in writing of the name and address of each person on whose behalf he asserts dissenters’ rights.  The rights of a partial dissenter under this subsection are determined as if the shares as to which he dissents and his other shares were registered in the names of different shareholders.

(b)       A beneficial shareholder may assert dissenters’ rights as to shares held on his behalf only if:

(1)       He submits to the corporation the record shareholder’s written consent to the dissent not later than the time the beneficial shareholder asserts dissenters’ rights; and

(2)      He does so with respect to all shares of which he is the beneficial shareholder. (1925, c. 77, s. 1; 1943, c. 270; G.S., s. 55-167; 1955, c. 1371, s. 1; 1969, c. 751, s. 39; 1973, c. 469, § 36, 37; 1989, c. 265, s. 1.)

§ §55-13-04 through 55-13-19. Reserved for future codification purposes.

Part 2. Procedure for Exercise of Dissenters’ Rights.

§55-13-20. Notice of dissenters' rights.

(a)       If proposed corporate action creating dissenters’ rights under G.S. 55-13-02 is submitted to a vote at a shareholders’ meeting, the meeting notice must state that shareholders are or may be entitled to assert dissenters’ rights under this Article and be accompanied by a copy of this Article.

(b)       If corporate action creating dissenters’ rights under G.S. 55-13-02 is taken without a vote of shareholders or is taken by shareholder action without meeting under G.S. 55-7-04, the corporation shall no later than 10 days thereafter notify in writing all shareholders entitled to assert dissenters’ rights that the action was taken and send them the dissenters’ notice described in G.S. 55-13-22. A shareholder who consents to shareholder action taken without meeting under G.S. 55-7-04 approving a corporate action is not entitled to payment for the shareholder’s shares under this Article with respect to that corporate action.

(c)       If a corporation fails to comply with the requirements of this section, such failure shall not invalidate any corporate action taken; but any shareholder may recover from the corporation any damage which he suffered from such failure in a civil action brought in his own name within three years after the taking of the corporate action creating dissenters’ rights under G.S. 55-13-02 unless he voted for such corporate action. (1925, c. 77, s. 1; c. 235; 1929, c. 269; 1939, c. 5; c. 279; 1943, c. 270; G.S., § 55-26, 55-165, 55-167; 1955, c. 1371, s. 1; 1969, c. 751, s. 39; 1973, c. 469, § 36, 37; 1989, c. 265, s. 1; 2002-58, s. 2.)

§55-13-21. Notice of intent to demand payment.

(a)       If proposed corporate action creating dissenters’ rights under G.S. 55-13-02 is submitted to a vote at a shareholders’ meeting, a shareholder who wishes to assert dissenters’ rights:

(1)       Must give to the corporation, and the corporation must actually receive, before the vote is taken written notice of his intent to demand payment for his shares if the proposed action is effectuated; and

(2)      Must not vote his shares in favor of the proposed action.

(b)      A shareholder who does not satisfy the requirements of subsection (a) is not entitled to payment for his shares under this Article. (1925, c. 77, s. 1; 1943, c. 270; G.S., s. 55-167; 1955, c. 1371, s. 1; 1969, c. 751, s. 39; 1973, c. 469, § 36, 37; 1989, c. 265, s. 1.)

§ 55-13-22.  Dissenters’ notice.

(a)       If proposed corporate action creating dissenters’ rights under G.S. 55-13-02 is approved at a shareholders’ meeting, the corporation shall mail by registered or certified mail, return receipt requested, a written dissenters’ notice to all shareholders who satisfied the requirements of G.S. 55-13-21.

(b)       The dissenters’ notice must be sent no later than 10 days after shareholder approval, or if no shareholder approval is required, after the approval of the board of directors, of the corporate action creating dissenters’ rights under G.S. 55-13-02, and must:

(1)       State where the payment demand must be sent and where and when certificates for certificated shares must be deposited;

(2)       Inform holders of uncertificated shares to what extent transfer of the shares will be restricted after the payment demand is received;

(3)      Supply a form for demanding payment;

(4)       Set a date by which the corporation must receive the payment demand, which date may not be fewer than 30 nor more than 60 days after the date the subsection (a) notice is mailed; and

(5)      Be accompanied by a copy of this Article. (1925, c. 77, s. 1; 1943, c. 270; G.S., s. 55-167; 1955, c. 1371, s. 1; 1969, c. 751, s. 39; 1973, c. 469, § 36, 37; 1989, c. 265, s. 1; 1997-485, s. 4; 2001-387, s. 27; 2002-58, s. 3.)

§55-13-23. Duty to demand payment.

(a)      A shareholder sent a dissenters' notice described in G.S. 55-13-22 must demand payment and deposit his share certificates in accordance with the terms of the notice.

(b)      The shareholder who demands payment and deposits his share certificates under subsection (a) retains all other rights of a shareholder until these rights are cancelled or modified by the taking of the proposed corporate action.

(c)       A shareholder who does not demand payment or deposit his share certificates where required, each by the date set in the dissenters’ notice, is not entitled to payment for his shares under this Article. (1925, c. 77, s. 1; 1943, c. 270; G.S., s. 55-167; 1955, c. 1371, s. 1; 1969, c. 751, s. 39; 1973, c. 469, § 36, 37; 1989, c. 265, s. 1.)

§ 55-13-24.  Share restrictions.

(a)       The corporation may restrict the transfer of uncertificated shares from the date the demand for their payment is received until the proposed corporate action is taken or the restrictions released under G.S. 55-13-26.

(b)       The person for whom dissenters’ rights are asserted as to uncertificated shares retains all other rights of a shareholder until these rights are cancelled or modified by the taking of the proposed corporate action. (1925, c. 77, s. 1; 1943, c. 270; G.S., s. 55-167; 1955, c. 1371, s. 1; 1969, c. 751, s. 39; 1973, c. 469, § 36, 37; 1989, c. 265, s. 1.)

§ 55-13-25.  Payment.

(a)       As soon as the proposed corporate action is taken, or within 30 days after receipt of a payment demand, the corporation shall pay each dissenter who complied with G.S. 55-13-23 the amount the corporation estimates to be the fair value of his shares, plus interest accrued to the date of payment.

(b)      The payment shall be accompanied by:

(1)       The corporation’s most recent available balance sheet as of the end of a fiscal year ending not more than 16 months before the date of payment, an income statement for that year, a statement of cash flows for that year, and the latest available interim financial statements, if any;

(2)      An explanation of how the corporation estimated the fair value of the shares;

(3)      An explanation of how the interest was calculated;

(4)      A statement of the dissenter's right to demand payment under G.S. 55-13-28; and

(5)      A copy of this Article. (1925, c. 77, s. 1; 1943, c. 270; G.S., s. 55-167; 1955, c. 1371, s. 1; 1969, c. 751, s. 39; 1973, c. 469, § 36, 37; 1989, c. 265, s. 1; c. 770, s. 69; 1997-202, s. 2.)

§55-13-26. Failure to take action.

(a)       If the corporation does not take the proposed action within 60 days after the date set for demanding payment and depositing share certificates, the corporation shall return the deposited certificates and release the transfer restrictions imposed on uncertificated shares.

(b)       If after returning deposited certificates and releasing transfer restrictions, the corporation takes the proposed action, it must send a new dissenters’ notice under G.S. 55-13-22 and repeat the payment demand procedure. (1925, c. 77, s. 1; 1943, c. 270; G.S., s. 55-167; 1955, c. 1371, s. 1; 1969, c. 751, s. 39; 1973, c. 469, § 36, 37; 1989, c. 265, s. 1.)

§55-13-27. Reserved for future codification purposes.

§55-13-28. Procedure if shareholder dissatisfied with corporation's payment or failure to perform.

(a)       A dissenter may notify the corporation in writing of his own estimate of the fair value of his shares and amount of interest due, and demand payment of the amount in excess of the payment by the corporation under G.S. 55-13-25 for the fair value of his shares and interest due, if:

(1)       The dissenter believes that the amount paid under G.S. 55-13-25 is less than the fair value of his shares or that the interest due is incorrectly calculated;

(2)      The corporation fails to make payment under G.S. 55-13-25; or

(3)       The corporation, having failed to take the proposed action, does not return the deposited certificates or release the transfer restrictions imposed on uncertificated shares within 60 days after the date set for demanding payment.

(b)       A dissenter waives his right to demand payment under this section unless he notifies the corporation of his demand in writing (i) under subdivision (a)(1) within 30 days after the corporation made payment for his shares or (ii) under subdivisions (a)(2) and (a)(3) within 30 days after the corporation has failed to perform timely. A dissenter who fails to notify the corporation of his demand under subsection (a) within such 30-day period shall be deemed to have withdrawn his dissent and demand for payment. (1925, c. 77, s. 1; 1943, c. 270; G.S., s. 55-167; 1955, c. 1371, s. 1; 1969, c. 751, s. 39; 1973, c. 469, § 36, 37; 1989, c. 265, s. 1; 1997-202, s. 3.)

§55-13-29. Reserved for future codification purposes.

Part 3. Judicial Appraisal of Shares.

§ 55-13-30.  Court action.

(a)       If a demand for payment under G.S. 55-13-28 remains unsettled, the dissenter may commence a proceeding within 60 days after the earlier of (i) the date payment is made under G.S. 55-13-25, or (ii) the date of the dissenter’s payment demand under G.S. 55-13-28 by filing a complaint with the Superior Court Division of the General Court of Justice to determine the fair value of the shares and accrued interest. A dissenter who takes no action within the 60-day period shall be deemed to have withdrawn his dissent and demand for payment.

(a1)      Repealed by Session Laws 1997-202, s. 4.

(b)      Reserved for future codification purposes.

(c)       The court shall have the discretion to make all dissenters (whether or not residents of this State) whose demands remain unsettled parties to the proceeding as in an action against their shares and all parties must be served with a copy of the complaint. Nonresidents may be served by registered or certified mail or by publication as provided by law.

(d)       The jurisdiction of the superior court in which the proceeding is commenced under subsection (a) is plenary and exclusive. The court may appoint one or more persons as appraisers to receive evidence and recommend decision on the question of fair value. The appraisers have the powers described in the order appointing them, or in any amendment to it. The parties are entitled to the same discovery rights as parties in other civil proceedings. The proceeding shall be tried as in other civil actions. However, in a proceeding by a dissenter in a corporation that was a public corporation immediately prior to consummation of the corporate action giving rise to the right of dissent under G.S. 55-13-02, there is no right to a trial by jury.

(e)       Each dissenter made a party to the proceeding is entitled to judgment for the amount, if any, by which the court finds the fair value of his shares, plus interest, exceeds the amount paid by the corporation. (1925, c. 77, s. 1; 1943, c. 270; G.S., s. 55-167; 1955, c. 1371, s. 1; 1969, c. 751, s. 39; 1973, c. 469, § 36, 37; 1989, c. 265, s. 1; 1997-202, s. 4; 1997-485, § 5, 5.1.)

§55-13-31. Court costs and counsel fees.

(a)       The court in an appraisal proceeding commenced under G.S. 55-13-30 shall determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court, and shall assess the costs as it finds equitable.

(b)       The court may also assess the fees and expenses of counsel and experts for the respective parties, in amounts the court finds equitable:

(1)       Against the corporation and in favor of any or all dissenters if the court finds the corporation did not substantially comply with the requirements of G.S. 55-13-20 through 55-13-28; or

(2)       Against either the corporation or a dissenter, in favor of either or any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by this Article.

(c)       If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated, and that the fees for those services should not be assessed against the corporation, the court may award to these counsel reasonable fees to be paid out of the amounts awarded the dissenters who were benefited. (1925, c. 77, s. 1; 1943, c. 270; G.S., s. 55-167; 1955, c. 1371, s. 1; 1969, c. 751, s. 39; 1973, c. 469, § 36, 37; 1989, c. 265, s. 1.)

PROXY	CAPITAL RESOURCE FUNDING, INC.	PROXY

ANNUAL MEETING OF SHAREHOLDERS – July __, 2007
PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

        The undersigned hereby appoints, as proxy for the undersigned, Bin Wang and Yu-long Wang, each of them individually, with full power of substitution, to vote all shares of common stock of the undersigned in Capital Resource Funding, Inc. (the “Company”) at the Annual Meeting of Shareholders of the Company to be held at our principal executive offices, 1 Hutan Street, Zhongshan District, Dalian, People’s Republic of China on [weekday], July __, 2007, at [##:## a/p.m.], local time (the receipt of Notice of which meeting and the Proxy Statement accompanying the same being hereby acknowledged by the undersigned), or at any adjournments thereof, upon the matters described in the Notice of Meeting and Proxy Statement and upon such other business as may properly come before such meeting or any adjournments thereof, hereby revoking any proxies heretofore given.

        Each properly executed proxy will be voted in accordance with the specifications made on the reverse side hereof. If no specifications are made, the shares represented by this proxy will be voted “FOR” the listed nominees and “FOR” the listed proposals.

Please mark boxes |X| in blue or black ink.

1.	Election of Directors:

(INSTRUCTION: To withhold authority for any individual nominee, strike a line through the nominee's name in the list below)

FOR ALL NOMINEES |_| (except as marked to the contrary below) a. Bin Wang b. Zhi Li c. Jiao Wang d. Fudong Sui e. Gang Li f. Yefei Liu	WITHHOLD AUTHORITY |_| To vote for all nominees

2.	Approve the corporate name change to “China Sun Group High-Tech Co.”

FOR	AGAINST	ABSTAIN
3.
Approve the reincorporation of the Company in Delaware pursuant to an Agreement and Plan of Merger by and between the Company and China Sun Group High Tech Co., a Delaware corporation and a wholly-owned subsidiary of the Company

FOR	AGAINST	ABSTAIN
4.	Ratify the selection of Zhong Yi (Hong Kong) C.P.A. Company Ltd. as the Company’s independent registered public accounting firm for the fiscal year ending May 31, 2007.

FOR	AGAINST	ABSTAIN
5.	In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Meeting.

        NOTE: Please sign your name or names exactly as set forth hereon. If signed as attorney, executor, administrator, trustee or guardian, please indicate the capacity in which you are acting. Proxies by corporations should be signed by a duly authorized officer and should bear the corporate seal.

Dated___________________, 2007 _____________________________ Signature of Shareholder _____________________________ Print Name(s)

Please sign and return the proxy promptly in the enclosed envelope.